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                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 27, 1998 relating to the consolidated financial statements of Wingfoot Ventures Seven, Inc., which appears on page F-5 of Plains Resources Inc.'s Current Report on Form 8-K/A dated September 23, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                 /s/ PricewaterhouseCoopers LLP
                                 ------------------------------------------

PricewaterhouseCoopers LLP

San Francisco, California
October 12, 1998